                                                                    Exhibit 4(p)

                         COUNTERSIGNED AND REGISTERED:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                TRANSFER AGENT
                                 AND REGISTRAR

                              AUTHORIZED OFFICER

                                   COMMON
 NUMBER                            STOCK

ND                               PAR VALUE                        SHARES
- --                            $.3333 PER SHARE
H

                              INCORPORATED UNDER
                             THE LAWS OF THE STATE            SEE REVERSE FOR
                                 OF MINNESOTA               CERTAIN DEFINITIONS


                           DAYTON HUDSON CORPORATION

                              This Certifies that


                                is the owner of

     FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Dayton Hudson Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                                      CORPORATE
DATED                                                                   SEAL


SECRETARY                                             CHAIRMAN AND CEO

                           DAYTON HUDSON CORPORATION

     The shares of stock of the Corporation are subject to certain rights, preferences and restrictions. A full statement of the classes of stock and of the series thereof, the number of shares in each class and series, and the relative rights, voting power, preferences and restrictions granted to or imposed upon the shares of stock of each class and series is contained in the Articles of Incorporation of the Corporation, as amended from time to time, a copy of which will be furnished to any shareholder upon request and without charge. Any such request should be addressed to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Dayton Hudson Corporation and First Chicago Trust Company of New York, dated as of September 11, 1996 (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dayton Hudson Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dayton Hudson Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge following receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common       UNIF GIFT MIN ACT -       Custodian
                                                           ---------------------
                                                         (Cust)          (Minor)
TEN ENT  -  as tenants by the entireties           under Uniform Gifts to Minors

JT TEN   -  as joint tenants with right of
            survivorship and not as tenants          Act
            in common                                   ------------------------
                                                                 (State)
    Additional abbreviations may also be used though not in the above list.

      For value received, _________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE
- -----------------------------


- --------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

- --------------------------------------------------------------------------------

                                                                          Shares
- --------------------------------------------------------------------------
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                  ----------------------------------------
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated,
      ---------------------


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